Exhibit 5.1

June 28, 2006

ICON Leasing Fund Eleven, LLC

c/o ICON Capital Corp., its Manager

100 Fifth Avenue, 10th Floor

New York, New York 10011

Re:	Registration Statement on Form S-1 (Registration No. 333-133730)

Ladies and Gentlemen:

We have acted as special counsel to ICON Leasing Fund Eleven, LLC, a Delaware limited liability company (the “Company”), in connection with the registration of 175,000 shares of limited liability company interests (the “Shares”) covered by the above-referenced Registration Statement and all amendments thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”). This opinion letter is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related form of prospectus included therein (including, without limitation, the form of Subscription Agreement attached thereto as Exhibit C) in the form in which it was transmitted to the SEC under the 1933 Act;

2. The Certificate of Formation of the Company, certified as of a recent date by the Secretary of State of the State of Delaware;

3. The Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”), certified as of the date hereof by an officer of ICON Capital Corp., a Connecticut corporation and the Manager of the Company (the “Manager”);

4. A certificate of the Secretary of State of the State of Delaware as to the good standing of the Company, dated as of a recent date;

5. A certificate executed by an officer of the Manager, dated as of the date hereof, as to certain factual matters and other representations; and

Arent Fox PLLC	WASHINGTON DC	NEW YORK
1050 Connecticut Avenue, NW Washington, DC 20036-5339 202.857.6000 PHN	202.857.6395 FAX	www.arentfox.com

ICON Leasing Fund Eleven, LLC

June 28, 2006

6. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely upon the Delaware Limited Liability Company Act, 6 Del. Code Section 18-101, et seq., and we express no opinion herein as to any other laws, statutes, regulations or ordinances.

Based upon, subject to and limited by the foregoing, it is our opinion that the issuance and sale of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the LLC Agreement, the Registration Statement and the Subscription Agreement, the Shares will be validly issued.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter.

This opinion letter is being furnished to you for submission to the SEC as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Arent Fox PLLC

Arent Fox PLLC